                                                                   Exhibit 10.24


                                           *** Text Omitted and Filed Separately
                                                Confidential Treatment Requested
                                          Under 17 C.F.R. Sections 200.80(b)(4),
                                                            200.83 and 240.24b-2



                                 LOAN AGREEMENT



        THIS LOAN AGREEMENT is entered into as of October 23, 1998 (this "Loan Agreement"), between COULTER PHARMACEUTICAL, INC., a corporation formed under the laws of the State of Delaware, with its principal place of business at 550 California Avenue, Suite 200, Palo Alto, California 94306, USA ("Borrower"), and SMITHKLINE BEECHAM CORPORATION, a corporation formed under the laws of the Commonwealth of Pennsylvania, with its principal place of business at One Franklin Plaza, Philadelphia, Pennsylvania 19101, USA ("Lender"). This Loan Agreement shall not be effective until the Effective Date.

        1. DEFINITIONS. As used in this Loan Agreement and unless otherwise defined herein, all initially capitalized terms shall have the meanings set forth on EXHIBIT A attached hereto and incorporated herein by this reference.

        2. COMMITMENT. Subject to all the terms and conditions of this Loan Agreement and prior to the termination of its commitment as hereinafter provided, Lender hereby agrees to make loans (each a "Loan" and collectively "Loans") to Borrower, from time to time and in such amounts as Borrower shall request pursuant to SECTION 2(a) hereof up to, but not exceeding, an aggregate unpaid principal balance of U.S. $15,000,000 (the "Commitment"). If at any time or for any reason, the outstanding principal amount of the Loans is greater than the Commitment, Borrower shall immediately pay to Lender the amount of such excess. The Commitment of Lender, pursuant to the terms of this Loan Agreement, to make Loans shall expire on the date that is twenty-four (24) months after the Effective Date (the "Expiration Date"). Borrower promises to pay to Lender the entire outstanding unpaid principal balance (and all accrued unpaid interest thereon) of the Loans no later than the date that is sixty (60) months after the Effective Date ("Maturity Date").

           (a) LOANS. At any time from the Effective Date and prior to the Expiration Date, Borrower may from time to time request Loans from Lender for the purpose of clinical development, process development, manufacture, and sales and marketing of Bexxar, in accordance with the Collaboration Agreement.

           (b) PRINCIPAL PAYMENTS. (i) In the event that Borrower's EBITDA for the twelve (12) month period ending September 30, 2001 exceeds U.S. $[...***...] then on the date that is thirty-six (36) months after the Effective Date, Borrower shall make a principal payment of an amount equal to [***] percent ([...***...]%) of then outstanding principal balance of the Loans;
(ii) in the event that Borrower's EBITDA for the twelve (12) month period ending September 30, 2002 exceeds U.S. $[...***...], then on the date that is forty-eight (48) months after the Effective Date, Borrower shall make a principal payment of an amount equal to [...***...]


*Confidential Treatment Requested

                                       1.

percent ([...***...]%) of then outstanding principal balance of the Loans; and
(iii) Borrower shall repay the entire outstanding unpaid principal balance of the Loans, together with all accrued unpaid interest thereon, on the Maturity Date. At the Borrower's option under this SECTION 2(B), principal payments, together with all accrued unpaid interest thereon, may be paid in cash or the amount of Borrower's Common Stock ("Shares") equal to the quotient of the amount repaid divided by the Share Price (as hereinafter defined). The "Share Price" shall be the closing price of Borrower's Common Stock on the Nasdaq National Market, as reported by the Wall Street Journal, Western Edition (the "Wall Street Journal"), on the last trading day preceding the payment date. In the event the number of Shares so calculated would include a fraction of a Share, the number of Shares shall be decreased to the nearest whole number of Shares and the balance of the amount to be repaid shall be paid in cash. Any Shares delivered pursuant to this SECTION 2(b) shall be issued pursuant to an effective registration statement under the Securities Act of 1933, as amended, and shall be freely tradable.

           (c) PREPAYMENTS. Borrower may prepay the Loans in cash, or Shares equal to the quotient of the amount repaid divided by the Share Price, at any time (including, without limitation, upon the occurrence of an Event of Default) in full, or in part, in minimum amounts of U.S. $100,000. In the event the number of Shares so calculated would include a fraction of a Share, the number of Shares shall be decreased to the nearest whole number of Shares and the balance of the amount to be repaid shall be paid in cash. Any Shares delivered pursuant to this SECTION 2(c) shall be issued pursuant to an effective registration statement under the Securities Act of 1933, as amended, and shall be freely tradable.

        3. PAYMENT OF INTEREST ON ALL LOANS.

           (a) INTEREST RATES. Each Loan shall bear interest on the outstanding principal amount thereof from the date when made until paid in full at a fixed rate per annum equal to the Prime Rate in effect on the date such Loan is advanced, or the maximum permissible rate by law (which under the laws of the State of Delaware shall be deemed to be the laws relating to the permissible rate of interest on commercial loans), whichever is less.

           (b) INTEREST PAYMENT DATES. Interest on each Loan shall be paid in cash in arrears on the last day of each March, June, September and December. Interest shall also be paid in cash on the date of any prepayment of any Loans pursuant to SECTION 2(c) of this Loan Agreement for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof.

           (c) CALCULATION OF INTEREST. Interest on the Loans shall be computed on the basis of a 365/366-day year and the actual number of days elapsed.

        4. CONDITIONS TO ADVANCE OF LOANS. The Borrower shall initiate an advance under this Loan Agreement by written request to the Lender delivered not less than three Business Days prior to the date of the requested advance. The obligation of Lender to consummate the loan transaction contemplated under this Loan Agreement and the other Loan Documents, and to advance each Loan hereunder is subject to the satisfaction of the following conditions precedent:


*Confidential Treatment Requested


                                       2.

           (a) Lender shall have received this Loan Agreement and all of the other Loan Documents duly executed and delivered by Borrower.

           (b) There shall not exist a condition which would constitute an Event of Default.

           (c) There shall not exist a breach of any of the financial covenants set forth in SECTION 8 hereof.

           (d) All representations and warranties shall be and continue to be true and correct.

           (e) Borrower shall have cash and marketable securities available for sale in an aggregate amount not less than [...***...], net of the amount of any Loans made during the immediately preceding ninety (90) day period.

           (f) The aggregate principal amount of Loans which would be outstanding following any requested advance shall not exceed the Borrower's share of the expenses approved by the JDC and/or the JCC in accordance with the provisions of the Collaboration Agreement.

           (g) Borrower shall deliver a certificate in the form of Exhibit C hereto signed by the Chief Financial Officer of the Borrower certifying compliance by the Borrower with each of the conditions precedent set forth in SECTIONS 4(A) through 4(E) as of the date of the requested advance.

           (h) Borrower shall have established the Cash Collateral Account.

        5. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to
Lender: (a) Borrower is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware, U.S.A., and the execution, delivery and performance of each of the Loan Documents to which it is a party are within Borrower's powers, have been duly authorized and are not in conflict with law or the terms of any articles of incorporation, bylaws or other charter documents, or of any indenture, agreement or undertaking to which Borrower is a party or by which Borrower is bound or affected; (b) this Loan Agreement and the other Loan Documents to which it is a party constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms; (c) except for Permitted Liens, Borrower owns and has good title to or has valid leases or licenses for the use of all of its Property free and clear of all Liens, and has not executed any security documents or financing statements relating to such Property; (d) there is no material litigation or other proceeding pending or threatened against or affecting Borrower, and Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or other governmental or regulatory authority; (e) as of the date first written above the Borrower has no Subsidiaries other than Coulter Pharma Belgium; (f) there exists no condition which constitutes an Event of Default; and (g) there has been no material adverse change in the financial condition, results or operations or


* CONFIDENTIAL TREATMENT REQUESTED


                                       3.

prospects of the Borrower since the date of the Borrower's annual report on Form 10-K for the year ending December 31, 1997.

        6. AFFIRMATIVE COVENANTS. Borrower affirmatively covenants and agrees that so long as any Obligations shall be outstanding or the Commitment shall be available, it will:

           (a) Promptly notify Lender in writing of any attachment or other legal process levied against any of the Collateral and any information received by Borrower relative to the Collateral which may in any way affect the value of the Collateral or the rights and remedies of Lender in respect thereto;

           (b) Maintain and preserve all rights, franchises and other authority adequate and necessary for the conduct of its business and maintain and preserve its existence in the State of its organization and any other state(s) in which Borrower conducts its business, except with respect to such other state(s) in which the failure to do so would not have a material adverse effect on the business or financial condition of Borrower;

           (c) Maintain public liability, property damage and workers compensation insurance and insurance on all its insurable property against fire and other hazards with responsible insurance carriers to the extent usually maintained by similar businesses;

           (d) Maintain its properties, equipment and facilities in good order and repair;

           (e) Use all Loan proceeds solely for the purpose of clinical development, process development, manufacture, and sales and marketing of Bexxar, in accordance with the Collaboration Agreement; and

           (f) Cause each domestic Subsidiary of Borrower hereafter formed or acquired to execute and deliver a Guaranty to Lender, such Guaranty to be in the form attached hereto as Exhibit D.

        7. NEGATIVE COVENANTS. Borrower covenants and agrees that so long as any Obligations shall be outstanding or the Commitment shall be available, Borrower will not, without the prior written consent of Lender:

           (a) Create, incur, assume or permit to exist any Lien (including the charge upon Property at any time purchased or acquired under conditional sale or other title retention agreement) upon any asset now owned or hereafter acquired by it, other than Permitted Liens and Liens in favor of Lender;

           (b) Sell, dispose of or grant a security interest in any of the Collateral other than to Lender (other than the disposing of tangible assets which are obsolete or otherwise considered surplus), or execute any financing statements covering the Collateral in favor of any Person other than Lender or the beneficiary of a Permitted Lien; and





                                       4.

           (c) Borrow an aggregate principal amount of Loans during any twelve
(12) month period in excess of Borrower's share of the expenses for that period approved by the JDC and/or the JCC in accordance with the provisions of the Collaboration Agreement.

        8. FINANCIAL COVENANTS. Borrower covenants and agrees that so long as any Obligations shall be outstanding or any Commitment shall be available, Borrower shall maintain all of the following financial covenants; provided, however, that in no event shall [...***...] the following financial covenants [...***...]:

           (a) MINIMUM REMAINING MONTHS LIQUIDITY. Until such time as Borrower maintains a Debt Service Coverage Ratio of not less than [...***...] for two (2) consecutive Fiscal Quarters, maintain as at the end of each Fiscal Quarter, a Remaining Months Liquidity of not less than six (6) months.

           (b) MINIMUM DEBT SERVICE COVERAGE RATIO. Maintain as at the end of each Fiscal Quarter, a Debt Service Coverage Ratio of not less than [...***...]; provided, however, that Borrower shall be deemed to satisfy this covenant so long as Borrower maintains Remaining Months Liquidity of not less than six (6) months.

           (c) MINIMUM CONSOLIDATED TANGIBLE NET WORTH. Maintain as at the end of each Fiscal Quarter, Consolidated Tangible Net Worth of an amount not less than [...***...].

           (d) MAXIMUM CONSOLIDATED LEVERAGE RATIO. Maintain as at the end of each Fiscal Quarter, a Consolidated Leverage Ratio of not greater than [...***...].

In the event that Borrower fails to maintain any of the foregoing financial covenants, then no later than three Business Days after the date that Borrower becomes aware of any such failure, Borrower shall deposit into the Cash Collateral Account (as defined below) an amount of cash (the "Cash Collateral") not less than the then-outstanding principal amount of the Loans, grant to Lender a first priority perfected security interest in the Cash Collateral Account, and provide to Lender any documentation required to evidence and perfect such security interest under applicable law. The "Cash Collateral Account" shall be a deposit account of any domestic commercial bank (or the parent company of such bank) whose short-term commercial paper rating from Standard & Poor's Rating Group is at least A-1 or the equivalent thereof or from Moody's Investors Service, Inc. is at least P-1 or the equivalent thereof; provided that the Cash Collateral Account shall be "blocked" such that Lender shall have control, as defined under the Uniform Commercial Code of the applicable jurisdiction, of the Cash Collateral Account at any time Borrower has failed to maintain a financial covenant set forth in SECTION 8 hereof and until such time as Borrower has cured such failure to maintain such financial covenants. Notwithstanding anything to the contrary herein, so long as Borrower has satisfied any contractual obligation to any Senior Lender to provide cash collateral to secure such Senior Lender's Funded Indebtedness upon the failure of Borrower to maintain financial covenants for the benefit of such Senior Lender (and such Senior Lender has not waived such requirement prior to the date upon which Borrower cures its failure to maintain such financial covenants), then the



*CONFIDENTIAL TREATMENT REQUESTED


                                       5.

principal amount of the required Cash Collateral shall be reduced by the value of Product Accounts (as defined in the Security Agreement); provided, that if Senior Lender thereafter waives Borrower's cash collateral requirement to such Senior Lender, no later than three Business Days thereafter Borrower shall deposit into the Cash Collateral Account cash in a principal amount not less than the difference between the then-outstanding principal amount of the Loans and any then-existing Cash Collateral; provided further, on the date upon which Borrower cures its failure to maintain any of the financial covenants set forth in this SECTION 8, Lender shall release its security interest in all of such Cash Collateral, and shall notify the bank maintaining the Cash Collateral Account that the triggering event has been cured and that Lender rescinds its control of the Cash Collateral Account.

        9. FINANCIAL INFORMATION. Borrower covenants and agrees that so long as any Obligations shall be outstanding or the Commitment shall be available, Borrower shall provide the following financial information to Lender:

           (a) QUARTERLY FINANCIAL STATEMENTS. As soon as practicable and in any event within forty-five (45) days after and as of the end of each Fiscal Quarter, internally-prepared consolidated balance sheets, statements of income and cash flow of Borrower as at the end of such period, all in reasonable detail and certified by the chief financial officer of Borrower that they (i) are complete and fairly present the financial condition of Borrower as at the dates indicated and the results of its operations and changes in its cash flow for the periods indicated, (ii) disclose all liabilities that are required to be reflected or reserved against under GAAP, whether liquidated or unliquidated, fixed or contingent, and (iii) have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end adjustment, together with a Compliance Certificate in the form of Exhibit B to this Loan Agreement duly completed and certified by the chief financial officer of Borrower.

           (b) ANNUAL AUDITED FINANCIAL STATEMENTS. As soon as practicable and in any event within ninety (90) days after the end of each Fiscal Year, consolidated balance sheets, statements of income and cash flow of Borrower as at the end of such Fiscal Year, all in reasonable detail and accompanied by a report thereon of independent public accountants of recognized national standing selected by Borrower and reasonably satisfactory to Lender, which report shall be unqualified and shall not contain an adverse opinion, or a disclaimer of opinion, shall not express doubts about the ability of Borrower to continue as a going concern, or be qualified or limited because of a restricted or limited examination by such accountant of any material portion of Borrower's records and shall state that such consolidated financial statements present fairly the financial position of Borrower as at the dates indicated and the results of operations and changes in financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise stated therein) and that the examination by which such auditors in connection with such consolidated and consolidating financial statements has been made in accordance with generally accepted auditing standards, together with a Compliance Certificate in the form of Exhibit B to this Loan Agreement duly completed and certified by the chief financial officer of Borrower.




                                       6.

        10. EVENT OF DEFAULT. The occurrence of any one or more of the following shall constitute an "Event of Default": (a) default be made in the payment of any Obligation by Borrower under any Loan Document and such default shall not have been cured within five (5) days after Borrower's receipt of written notice from Lender; (b) except for any failure to pay as described in clause (a) above, or any [.....***.....] in [.....***.....], above, breach be
made in any representation, warranty, statement, covenant, promise, term or condition contained herein or in any other Loan Document and the same shall not have been cured within thirty (30) days after Borrower's receipt of written notice from Lender; (c) any statement, warranty or representation made by Borrower at any time proves to have been false in any material aspect at the time made; (d) there shall exist an uncured default or event of default by Borrower in the performance of any obligation to SmithKline Beecham Corporation (or its successors or assigns) under the Collaboration Agreement or otherwise;
(e) the Collaboration Agreement is terminated in accordance with the provisions thereof for any reason other than a material breach by Lender; (f) Borrower defaults in the repayment of any principal of or the payment of any interest on any Funded Indebtedness or breaches or violates any term or provision of any promissory note, loan agreement, mortgage, indenture or other evidence of such Funded Indebtedness, if the effect of such breach is the acceleration of such Funded Indebtedness; (g) Borrower becomes insolvent or makes an assignment for the benefit of creditors; (h) any proceeding be commenced by Borrower under the Bankruptcy Code or any reorganization, arrangement, readjustment of debt or moratorium law or statute, or any such proceeding is commenced against Borrower and is not dismissed or stayed within sixty (60) days; or (i) any failure to provide the Cash Collateral to the Lender as set forth in SECTION 8, above.

        11. REMEDIES. Upon the occurrence and during the continuance of an Event of Default, Lender may, at its option and without demand first made and without notice to Borrower, do any one or more of the following: (a) terminate its obligation to make Loans to Borrower as provided in SECTION 2 hereof; (b) declare all sums secured hereby immediately due and payable; or (c) exercise any remedies pursuant to the Security Agreement or any remedies of a secured party under the Uniform Commercial Code. Lender shall have the right to enforce one or more remedies hereunder successively or concurrently, and any such action shall not estop or prevent Lender from pursuing any further remedy that it may have hereunder or by law.

        12. MISCELLANEOUS PROVISIONS.

            (a) ENTIRE AGREEMENT. This Loan Agreement and each of the other Loan Documents to which it is a party, taken together, constitute and contain the entire agreement among Borrower and Lender and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

            (b) NO WAIVER. No failure or delay on the part of Lender in the exercise of any power, right or privilege under this Loan Agreement or any of the other Loan Documents shall impair such power, right or privilege or be construed to be a waiver of any default or


*Confidential Treatment Requested

                                       7.

acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

            (c) RELIANCE BY LENDER. All covenants, agreements, representations and warranties made herein by Borrower shall, notwithstanding any investigation by Lender be deemed to be material to and to have been relied upon by Lender.

            (d) HEADINGS. Section and subsection headings in this Loan Agreement are included herein for convenience of reference only and shall not constitute a part of this Loan Agreement for any other purpose or be given any substantive effect.

            (e) SEVERABILITY. Whenever possible, each provision of this Loan Agreement and each of the other Loan Documents shall be interpreted in such a manner as to be valid, legal and enforceable under the applicable law of any jurisdiction. Without limiting the generality of the foregoing sentence, in case any provision of this Loan Agreement or any of the other Loan Documents shall be invalid, illegal or unenforceable under the applicable law of any jurisdiction, the validity, legality and enforceability of the remaining provisions, or of such provision in any other jurisdiction, shall not in any way be affected or impaired thereby.

            (f) GOVERNING LAW. Except as otherwise expressly provided in any of the Loan Documents, in all respects, including all matters of construction, validity and performance, this Loan Agreement and the Obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws, and any applicable laws of the United States of America.

            (g) SUCCESSORS AND ASSIGNS. Neither party may assign or transfer this Loan Agreement or any rights or obligations hereunder without the prior written consent of the other which shall not be unreasonably withheld, except a party may make such an assignment without the other party's consent to an Affiliate or to a successor to substantially all of the pharmaceutical business of such party, whether in a merger, sale of stock, sale of assets or other transaction. Any permitted successor or assignee of rights and/or obligations hereunder shall, in a writing to the other party, expressly assume performance of such rights and/or obligations. Any permitted assignment shall be binding on the successors of the assigning party. Any assignment or attempted assignment by either party in violation of the terms of this SECTION 12(g) shall be null and void and of no legal effect.

        COUNTERPARTS. This Loan Agreement may be executed in any number of counterparts, each of which when so delivered shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. Each such agreement shall become effective upon the execution of a counterpart hereof or thereof by each of the parties hereto and telephonic notification that such executed counterparts has been received by Borrower and Lender.




                                       8.

BORROWER:                                   LENDER:

COULTER PHARMACEUTICAL, INC.                SMITHKLINE BEECHAM CORPORATION




By:                                         By:
   ---------------------------------           ---------------------------------


Printed Name:                               Printed Name:
             -----------------------                     -----------------------

Title:                                      Title:
      ------------------------------              ------------------------------







                                       9.

                         LIST OF EXHIBITS AND SCHEDULES



EXHIBIT A:     Definitions

        SCHEDULE 1 TO EXHIBIT A: List of Specific Permitted Indebtedness

        SCHEDULE 2 TO EXHIBIT A: List of Specific Permitted Liens

EXHIBIT B:     Form of Compliance Certificate re Financial Covenants

EXHIBIT C:     Form of Compliance Certificate re Conditions Precedent to Loans

EXHIBIT D:     Form of Guaranty to Be Executed by Borrower's Domestic
               Subsidiaries








                                      10.

                                    EXHIBIT A

                                   DEFINITIONS


        "004 TRIAL" means Borrower's clinical trial with Protocol No. RIT-II-004 ("Multicenter, Pivotal Phase III Study of Iodine-131 Anti-B1 Antibody (Murine) Radioimmunotherapy for Chemotherapy-Refractory Low-Grade B-Cell Lymphomas and Low-Grade Lymphomas That Have Transformed to Higher Grade Histologies") for which enrollment and interim analysis was completed prior to the Effective Date.

        "AFFILIATE" means, in the case of either Borrower or Lender, any corporation, joint venture or other business entity which directly or indirectly controls, is controlled by, or is under common control with that party. "CONTROL," as used in this definition, shall mean having the power to direct, or cause the direction of, the management and policies of an entity, whether through ownership of voting securities, by contract or otherwise.

        "BANKRUPTCY CODE" means the Bankruptcy Code of 1978, as amended, as codified under Title 11 of the United States Code, and the Bankruptcy Rules promulgated thereunder, as the same may be in effect from time to time.

        "BEXXAR" means B1 Murine Antibody conjugated with 131Iodine or unconjugated, depending upon context.

        "B1 MURINE ANTIBODY" means the unconjugated IgG2a anti-CD20 murine monoclonal antibody which is one of the active agents tested in the 004 Trial.

        "BUSINESS DAY" means any day which is not a Saturday, Sunday or a legal holiday under the laws of the State of California or is not a day on which banking institutions located in the State of California are authorized or required by law or other governmental action to close.

        "CAPITAL LEASE" means, as to any Person, any lease of any Property by such Person as lessee that is, or should be in accordance with Financing Accounting Standards Board Statement No. 13, classified and accounted for as a "capital lease" on the balance sheet of such Person prepared in accordance with GAAP.

        "CAPITAL LEASE OBLIGATION" means, with respect to any Capital Lease, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease or otherwise be disclosed in a note to such balance sheet.

        "CASH COLLATERAL" shall have the meaning set forth in SECTION 8.

        "CASH COLLATERAL ACCOUNT" shall have the meaning set forth in SECTION 8.




                                       1.

"Collaboration Agreement" means that certain Collaboration Agreement entered into as of the same day as this Loan Agreement, between Coulter Pharmaceutical, Inc. and SmithKline Beecham Corporation relating to Bexxar.

        "COLLATERAL" means any and all personal property of Borrower which is assigned or hereafter is assigned to Lender as security or in which Lender now has or hereafter acquires a security interest pursuant to the terms of the Security Agreement or otherwise.

        "COMMITMENT" has the meaning set forth in SECTION 2.

        "CONSOLIDATED LEVERAGE RATIO" means the ratio of (a) Consolidated Total Liabilities to (b) Consolidated Tangible Net Worth.

        "CONSOLIDATED TANGIBLE ASSETS" means, on a consolidated basis, as at any date of determination, the difference between Consolidated Total Assets and all intangible assets of Borrower, as determined and computed in accordance with GAAP.

        "CONSOLIDATED TANGIBLE NET WORTH" means on a consolidated basis, as at any date of determination, the difference between Consolidated Tangible Assets and Consolidated Total Liabilities.

        "CONSOLIDATED TOTAL ASSETS" means on a consolidated basis, as at any date of determination, all assets of Borrower, as determined and computed in accordance with GAAP.

        "CONSOLIDATED TOTAL LIABILITIES" means on a consolidated basis, as at any date of determination, all liabilities of Borrower, determined and computed in accordance with GAAP.

        "CONTINGENT OBLIGATION" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including, without limitation, any such obligation for which that Person is in effect liable through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, capital stock purchases, capital contributions or otherwise), or to maintain the solvency of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation, services or lease regardless of the non-delivery or non-furnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof. The amount of any Contingent Obligation of any Person shall be deemed to be an amount equal to the maximum amount of such Person's liability with respect to the stated or determinable amount of the primary obligation for which such Contingent




                                       2.

Obligation is incurred or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder).

        "DEBT SERVICE COVERAGE RATIO" means the ratio of (a) net profit plus depreciation, amortization and other non-cash charges to (b) the current portion of long term debt.

        "EBITDA" means, as at any date of determination, for any period, an amount equal to the sum of (i) net income (without giving effect to any extraordinary non-cash gains or extraordinary non-cash losses), plus (ii) interest expense, plus (iii) provisions for income taxes, plus (iv) depreciation, plus (v) amortization, each as determined and calculated in accordance with GAAP

        "EFFECTIVE DATE" has the meaning set forth in the Collaboration
Agreement.

        "EXPIRATION DATE" has the meaning set forth in SECTION 2.

        "EVENT OF DEFAULT" has the meaning set forth in SECTION 10.

        "FISCAL QUARTER" means each fiscal quarter of Borrower ending on each March 31, June 30, September 30 and December 31.

        "FISCAL YEAR" means each fiscal year of Borrower ending on December 31.

        "FUNDED INDEBTEDNESS" means, as to any Person, without duplication, (a) all indebtedness of such Person for borrowed money, including, without limitation, all of such indebtedness outstanding under this Loan Agreement and any of the other Loan Documents; (b) all Capital Lease Obligations of such Person; (c) to the extent of the outstanding indebtedness thereunder, any obligation of such Person representing an extension of credit to such Person, whether or not for borrowed money; (d) any obligation of such Person for the deferred purchase price of Property or services (other than (i) trade or other accounts payable in the ordinary course of business in accordance with customary industry terms and (ii) deferred franchise fees); (e) all Contingent Obligations; (f) any obligation of such Person of the nature described in clauses (a), (b), (c), (d) or (e) above, that is secured by a Lien on assets of such Person and which is non-recourse to the credit of such Person, but only to the extent of the fair market value of the assets so subject to the Lien; (g) obligations of such Person arising under acceptance facilities or under facilities for the discount of accounts receivable of such Person; (h) any obligation of such Person to reimburse the issuer of any letter of credit issued for the account of such Person upon which a draw has been made; and (i) any lease having the effect of indebtedness, whether or not the same shall be treated as such on the balance sheet of Borrower under GAAP.

        "FUNDING DATE" means with respect to any proposed Loan hereunder, the date funds are advanced to Borrower for such Loan.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board




                                       3.

or in such other statements by such other Person as may be approved by the significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

        "GUARANTY" means a Guaranty made by each domestic Subsidiary, in favor of Lender.

        "JCC" means the Joint Commercialization Committee as defined in Section
1.36 of the Collaboration Agreement and appointed pursuant to the Collaboration Agreement.

        "JDC" means the Joint Development Committee as defined in Section 1.37 of the Collaboration Agreement and appointed pursuant to the Collaboration Agreement.

        "LIEN" means any mortgage, pledge, security interest, lien or other charge or encumbrance, including the lien or retained security title of a conditional vendor, upon or with respect to any property or assets.

        "LIQUIDITY" means the value of Borrower's cash, cash equivalents and short-term investments (less restricted cash), plus [....***....]
of net trade receivables payable to Borrower by Lender, plus [...***...]
of net trade receivables payable to Borrower by Persons other than Lender.

        "LOAN" and "LOANS" has the meaning set forth in SECTION 2.

        "LOAN DOCUMENTS" means this Loan Agreement, the Note and the Security Agreement dated as of the date first written above, each as executed by Borrower in favor of Lender, together with all other documents entered into or delivered pursuant to any of the foregoing, including, without limitation, each Guaranty, in each case as originally executed or as the same may from time to time be supplemented, modified or amended.

        "MATURITY DATE" has the meaning set forth in SECTION 2.

        "OBLIGATIONS" means all loans, advances, debts, liabilities and obligations, for monetary amounts owing by Borrower to Lender, whether due or to become due, matured or unmatured, liquidated or unliquidated, contingent or non-contingent, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under any of the Loan Documents. This term includes, without limitation, all principal, interest (including interest that accrues after the commencement against Borrower under the Bankruptcy Code), fees, including, without limitation, any and all arrangement fees, closing fees, prepayment fees, commitment fees, advisory fees, agent fees and attorneys' fees and any and all other fees, expenses, costs or other sums (including all reasonable fees and disbursements of any law firm or other external counsel to Lender) chargeable to Borrower under any of the Loan Documents.


*Confidential Treatment Requested

                                       4.

        "PERMITTED INDEBTEDNESS" means the following:

            (1) Indebtedness of Borrower or Subsidiaries in favor of Lender arising under this Loan Agreement and the other Loan Documents;

            (2) the existing or anticipated Funded Indebtedness disclosed on
SCHEDULE 1 attached hereto and incorporated herein by this reference; provided that the principal amount thereof is not increased and the terms thereof are not modified to impose more burdensome terms upon Borrower or any of its Subsidiaries;

            (3) the Subordinated Debt;

            (4) extensions, renewals or refinancings of Funded Indebtedness permitted under this Loan Agreement;

            (5) accrued dividends on the preferred stock of Borrower;

            (6) interest rate and currency hedging agreements;

            (7) guaranties of any Subsidiary's suppliers in connection with the purchase of supplies in the ordinary course of business;

            (8) [...***...] in the [...***...] and to the extent otherwise permitted hereunder; and

            (9) Funded Indebtedness secured by Permitted Liens.

        "PERMITTED LIENS" means the following:

            (1) Liens existing as of this date or anticipated, and disclosed in
Schedule 2 attached hereto and incorporated herein by this reference;

            (2) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings;

            (3) Liens (a) upon or in [...***...] (other than [...***...] in
[...***...] of the [...***...]) [...***...] by Borrower to secure the
[...***...] of [...***...] for the purpose of [...***...] of [...***...] and in
[...***...] the [...***...] thereof or (b) existing on [...***...], provided that the Lien is [...***...] to the [...***...] and [...***...] and the
[...***...] of such [...***...];

            (4) Liens consisting of leases or subleases and licenses and sublicenses granted to others in the ordinary course of Borrower's business not interfering in any material respect with the business of Borrower and any interest or title of a lessor or licensor under any lease or license, as applicable;

*Confidential Treatment Required

                                       5.

            (5) Liens securing claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like persons or entities imposed without action of such parties, provided that the payment thereof is not yet required;

            (6) Liens incurred or deposits made in the ordinary course of Borrower's business in connection with worker's compensation, unemployment insurance, social security and other like laws;

            (7) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default;

            (8) Easements, reservations, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances affecting real property not interfering in any material respect with the ordinary conduct of Borrower's business;

            (9) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

            (10) Liens which constitute rights of set-off of a customary nature;

            (11) Any interest or title of a lessor in equipment subject to any Capital Lease otherwise permitted hereunder; and

            (12) Any Liens arising from the filing of any financing statements relating to true leases otherwise permitted hereunder.

        "PERSON" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

        "PRIME RATE" means the rate of interest that Bank of America N.T & S.A. has announced as its prime lending rate on the last Business Day of the calendar quarter immediately preceding a Loan advance, or if such rate is not available, the prime rate of interest as printed in the Wall Street Journal, Western Edition on the Last Business Day of such calendar quarter.

        "PROPERTY" means any interest in any kind of property or asset, whether real, personal or mixed, whether tangible or intangible.

        "REMAINING MONTHS LIQUIDITY" means the ratio of (a) Liquidity to (b) the average monthly change in net cash from Borrower's operations during the prior three (3) month period; provided, however, that the impact of any manufacturing or annual campaigns shall be annualized for purposes hereof.

        "SECURITY AGREEMENT" means that certain Security Agreement dated of even date herewith, made by Borrower in favor of Lender.




                                       6.

"SENIOR LENDER" has the meaning set forth in SCHEDULE 1 to EXHIBIT A of the Loan Agreement.

        "SUBORDINATED DEBT" means indebtedness of Borrower, the repayment of principal of which is fully subordinated in time and right of payment to the Loans, and has been approved in Lender's sole and absolute discretion and in writing.

        "SUBSIDIARIES" means each entity controlled, directly or indirectly, by Borrower now existing or hereafter formed or acquired.






                                       7.

                            SCHEDULE 1 TO EXHIBIT A

                         SPECIFIC PERMITTED INDEBTEDNESS



        1. Any and all Funded Indebtedness owing by Borrower to any Person engaged in the lending of money in the ordinary course of business (each, a "SENIOR LENDER"), in an aggregate principal amount with respect to all such Senior Lenders not to exceed U.S. [...***...], which Liens may include a first priority security interest in certain personal property of Borrower except the Licensed Patents (as defined in the Security Agreement) and Know-How (as defined in the Security Agreement) and the Equipment of Borrower described in Section 2(a)(ii) of the Security Agreement. This Schedule 1 shall be updated by Borrower with respect to the identity of the Senior Lender(s) once this identity has been established.

        2. Equipment Lease Financing Agreement dated as of December 6, 1996, between Borrower and Lease Management Services, Inc.

        3. Letter of Credit pursuant to the Lease Agreement dated November 7, 1997, by and between HMS Gateway Office L.P. and Borrower.





*CONFIDENTIAL TREATMENT REQUESTED



                                       8.

                            SCHEDULE 2 TO EXHIBIT A

                            SPECIFIC PERMITTED LIENS


        1. Liens granted to any Person or Persons to secure the Permitted Indebtedness disclosed in SCHEDULE 1 to EXHIBIT A.

        2. Liens granted pursuant to the Facilities Agreement between MDS Nordion, Inc. and Borrower dated August 31, 1998.







                                       1.

                                   EXHIBIT B

                             COMPLIANCE CERTIFICATE

        COULTER PHARMACEUTICAL, INC. (the "Company") hereby certifies that:

        This Compliance Certificate is furnished pursuant to SECTION 9 of the Loan Agreement dated as of October 23, 1998 (the "Loan Agreement"), by and among the Company and SmithKline Beecham Corporation ("Lender"). Unless otherwise defined herein, the terms used in this Certificate have the meanings given them in the Loan Agreement.

        As required by SECTIONS 9(a) and 9(b), as applicable, of the Loan Agreement, consolidated financial statements of the Company for the [year/quarter] ended _______________ (the "Financial Statements") prepared in accordance with generally accepted accounting principles consistently applied accompany this Compliance Certificate. The Financial Statements present fairly the consolidated financial position of the Company as at the date thereof and the consolidated results of operations of the Company for the period covered thereby (subject only to normal recurring year-end adjustments).

        The figures set forth in SCHEDULE 1 attached hereto to be submitted quarterly for determining compliance by the Company with the financial covenants and certain other covenants contained in SECTION 8 of the Loan Agreement are true and complete as of the date first written above.

        The activities of the Company during the period covered by the Financial Statements have been reviewed by the chief financial officer or by employees or agents under his/her immediate supervision. Based on such review, to the best knowledge and belief of the chief financial officer, and as of the date of this Compliance Certificate, no Event of Default has occurred.

        WITNESS my hand this _____ day of _______________, ____.



                                            COULTER PHARMACEUTICAL, INC.




                                            By:
                                               ---------------------------------

                                            Printed Name:
                                                         -----------------------

                                            Title:  Chief Financial Officer



                                       1.

                            SCHEDULE 1 TO EXHIBIT B

                               FINANCIAL COVENANTS



A.      MINIMUM REMAINING MONTHS LIQUIDITY (SECTION 8.A.)

        REQUIRED:     Until such time as Borrower maintains a Debt Service
                      Coverage Ratio of not less than [...***...] for two (2) consecutive Fiscal Quarters, Borrower shall maintain
                      Remaining Months Liquidity of six (6) months.


ACTUAL:

(1)       Cash                                      $___________

(2)       Cash equivalents and short-term           $___________
          investments (less restricted cash)

(3)       [**] of net trade receivables payable     $___________
          by Lender

(4)       [**] of net trade receivables payable by  $___________
          Persons other then Lender

(5)       Sum of Lines (1) - (4)                                               $___________

(6)       Average monthly change in net cash from   $___________
          Borrower's operations during preceding
          three months

(7)       Line (5) divided by Line (6)                                         _________ MONTHS

                                                                 In Compliance     Yes ?   No ?

B.      MINIMUM DEBT SERVICE COVERAGE RATIO (SECTION 8.B.)

        REQUIRED: Borrower shall maintain a Debt Service Coverage Ratio of not less than [...***...].

ACTUAL:
(1)       Net Profit                                $___________

(2)       Depreciation                              $___________

(3)       Amortization and other non-cash charges   $___________

(4)       Sum of Lines (1) - (3)                                               $___________

(5)       Current portion of long-term debt         $___________

(6)       Line (4) divided by Line (5)                                         $___________





*CONFIDENTIAL TREATMENT REQUESTED

                                       1.

                                                   In Compliance   Yes ?   No ?


C.      MINIMUM CONSOLIDATED TANGIBLE NET WORTH (SECTION 8.C.)

        REQUIRED: Borrower on a consolidated basis shall not permit the Consolidated Tangible New Worth to be an amount less than [...***...].

ACTUAL:

(1)         Consolidated Total Assets           $___________

(2)         Intangible assets                   $___________

(3)         Consolidated Total Liabilities      $___________

(4)         Total:  Line (1) minus Line (2)                           $___________
            minus Line (3)
                                                   In Compliance   Yes ?   No ?

D.      CONSOLIDATED LEVERAGE RATIO (SECTION 8.D.)

        REQUIRED: Borrower on a consolidated basis shall not permit the Consolidated Leverage Ratio to be greater than [...***...].

ACTUAL:

(1)         Consolidated Total Liabilities      $___________

(2)         Consolidated Total Assets           $___________

(3)         Intangible assets                   $___________

(4)         Line (2) minus Line (3)                                   $___________

(5)         Line (1) divided by Line (4)                              $           :
                                                                       ===========  [...***...]

                                                   In Compliance   Yes ?   No ?

        WITNESS my hand on this Compliance Certificate on this _____ day of _______________,______.



*CONFIDENTIAL TREATMENT REQUESTED


                                       2.

                                            COULTER PHARMACEUTICAL, INC.



                                            By:
                                               ---------------------------------
                                               Printed Name:
                                                            --------------------

                                               Title:  Chief Financial Officer





                                       3.

                                   EXHIBIT C

                             COMPLIANCE CERTIFICATE
                          CONDITIONS PRECEDENT TO LOAN


        COULTER PHARMACEUTICAL, INC. (the "Company") hereby certifies that:

        This Compliance Certificate is furnished pursuant to SECTION 4 of the Loan Agreement dated as of October 23, 1998 (the "Loan Agreement"), by and among the Company and SmithKline Beecham Corporation ("Lender"). Unless otherwise defined herein, the terms used in this Certificate have the meanings given them in the Loan Agreement.

        Concurrently with delivery of this Compliance Certificate, the Company has requested an advance under the Loan Agreement. The activities of the Company during the period covered by the Financial Statements for the most recently completed calendar quarter (i.e., March 31, June 30, September 30, or December
31) have been reviewed by the chief financial officer or by employees or agents under his/her immediate supervision. Based on such review, to the best knowledge and belief of the chief financial officer, as of the date of this Compliance Certificate the Borrower satisfies each of the conditions precedent to the requested advance as set forth in SECTIONS 4(a) through 4(e) of the Loan Agreement.

        WITNESS my hand this _____ day of _______________, ____.


                                            COULTER PHARMACEUTICAL, INC.




                                            By:
                                               ---------------------------------

                                            Printed Name:
                                                         -----------------------

                                            Title:  Chief Financial Officer





                                       1.

                                   EXHIBIT D

                       FORM OF GUARANTY TO BE EXECUTED BY
                        BORROWER'S DOMESTIC SUBSIDIARIES

                         XYZ COMPANY, INC. ("GUARANTOR")

                    SMITHKLINE BEECHAM CORPORATION ("LENDER")



        1. From and after the date hereof, Guarantor hereby unconditionally guarantees the due and punctual payment of the principal and interest and all other amounts due under the Loan Agreement between Coulter Pharmaceutical, Inc. ("Borrower") and Lender dated October 23, 1998 (the "Loan Agreement"), as and when the same shall become due and payable, whether by acceleration or otherwise, and the timely performance of all other obligations of Borrower under the Loan Agreement (each a "Guarantee Obligation"); provided however, that Guarantor shall not be liable to pay or perform any Guarantee Obligation until 5 business days following receipt by Guarantor of written notice from Lender that payment or performance of such Guarantee Obligation is due.

        2. Guarantor's obligations hereunder are absolute and unconditional, irrespective of the validity, regularity or enforceability of the Loan Agreement or any other documents or agreements between Borrower and Lender, any change therein or amendment thereto, the absence of any action to enforce the same, any waiver or consent by Lender with respect to any provision thereof, the recovery of any judgment against Borrower or any action to enforce the same, or any other circumstances which may otherwise constitute a legal or equitable discharge or defense of a guarantor; it being the intent and purpose hereof that the obligation and liability of Guarantor hereunder shall not be impaired, diminished, abated or otherwise affected by any setoff, defense or counterclaim that [Borrower] or Guarantor may have or claim to have, at any time or from time to time, against Lender or any other person or by the commencement by or against [Borrower] or Guarantor of any proceedings under any bankruptcy or insolvency law or laws, that Guarantor shall not be entitled to, and does hereby waive, any and all defenses available to guarantors, sureties and other secondary parties at law or in equity, and that Guarantor shall pay to Lender, as a payment obligation directly due from Guarantor to Lender, amounts equal to all amounts which Lender shall fail to properly pay when due under the Loan Agreement. Upon payment by Guarantor of any sums to Lender hereunder, all rights of Guarantor against Lender for reimbursement, whether arising by way of any statutory, contractual or other right of subrogation, exoneration, contribution, indemnification or otherwise, shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment and performance in full of all the Guarantee Obligations. Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of acceptance of this Guaranty and of the Guarantee Obligations; provided however, that nothing contained in this paragraph 2 shall constitute a waiver by Guarantor of the notice requirement contained in paragraph 1. This Guaranty will not terminate or be discharged except upon the full and indefeasible payment and performance of the Guarantee Obligations and the obligations of Guarantor hereunder.






                                       1.

        3. Guarantor waives any right to require Lender to: (a) proceed against Lender or any other guarantor of the Guarantee Obligations; (b) proceed against or exhaust any security held from Borrower; (c) pursue any other remedy in Lender's power whatsoever; (d) comply with any appraisement, valuation, stay, extension, moratorium, redemption or similar law or similar rights for marshaling; or (e) notify Guarantor as to the financial condition of Borrower or any other guarantor of the Guarantee Obligation or of any circumstance that may bear upon the risk of nonpayment or nonperformance of the Borrower's obligations.

        4. Guarantor agrees that, in the event any payment or transfer made by or on behalf of Borrower in respect of any of the Guarantee Obligations, or any portion thereof, shall at any time be avoided or be returned by Lender pursuant to any order (whether or not final) by a court of competent jurisdiction, or any provision of the United States Bankruptcy Code, as now existing or hereafter amended, or other applicable law, then the Guarantee Obligations shall not be deemed to have been satisfied to the extent of the avoided or returned payment or transfer, and the obligations of Guarantor hereunder shall continue in full force and effect or be revived and reinstated, as the case may be, all as though such payment or transfer had not been made.

        5. Guarantor represents and warrants that: (a) this Guaranty has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of Guarantor, enforceable in accordance with its terms and (b) Guarantor has, independently and without reliance on Lender and based on such documents and information as it had deemed appropriate, made its own credit analysis and decision to enter into this Guaranty, and Guarantor has established adequate means of obtaining from Lessee on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the financial condition, operations, properties and prospects of Borrower.

        6. Guarantor shall be liable for all reasonable attorneys' fees and other costs and expenses incurred by reason of any default or the exercise of Lender's remedies thereunder.

        7. The obligations of Guarantor thereunder are independent of the obligations of Borrower. A separate action or actions may be brought and prosecuted against Guarantor, whether an action is brought against Borrower or any other guarantor of the Guarantee Obligations or whether Borrower or any such other guarantor be joined in any such action or actions.

        8. Notices, demands and other communications hereunder shall (a) be in writing, (b) be delivered personally or sent by mail, overnight courier or facsimile to the intended recipient at (i) if to Lender, SMITHKLINE BEECHAM CORPORATION, ONE FRANKLIN PLAZA (FP1935), PHILADELPHIA, PA 19102, Attention:
________________ (Fax No.: (215) 751-4253) and (ii) if to Guarantor, at the
address set forth beneath its name below, or in each case to such other address noticed as herein provided by the recipient to the other party, and (c) be effective on receipt if delivered personally or by facsimile, three days after dispatch if mailed and one business day after dispatch if sent by courier.

        9. Neither party may assign or transfer this Guaranty or any rights or obligations hereunder without the prior written consent of the other which shall not be unreasonably



                                       2.

withheld, except a party may make such an assignment without the other party's consent to an Affiliate (as defined in the Loan Agreement) or to a successor to substantially all of the pharmaceutical business of such party, whether in a merger, sale of stock, sale of assets or other transaction. Any permitted successor or assignee of rights and/or obligations hereunder shall, in a writing to the other party, expressly assume performance of such rights and/or obligations. Any permitted assignment shall be binding on the successors of the assigning party. Any assignment or attempted assignment by either party in violation of the terms of this Section 9 shall be null and void and of no legal effect. This Guaranty may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by Lender and Guarantor. Each waiver or consent shall be effective only in the specific instances for the purpose for which given. If at any time any provision of this Guaranty is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the illegality, validity or enforceability of the remaining provisions of this Guaranty nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby. This Guaranty shall be governed by, and construed in accordance with, the laws of the Commonwealth of Delaware (without giving effect to principles of conflicts of laws). GUARANTOR AND LENDER, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY.





                                       3.

        In Witness Whereof, the undersigned has duly executed this Guaranty as of __________________.


                                            GUARANTOR:

                                            [--------------------]




                                            By:
                                               --------------------------------
                                            Title:
                                                  -----------------------------
                                            Address:
                                                    ---------------------------
                                            -----------------------------------
                                            -----------------------------------
                                            -----------------------------------
                                            Attention:
                                                      -------------------------
                                            Fax:
                                                -------------------------------






                                       4.